UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2026
PAR Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.
On January 23, 2026, PAR Technology Corporation, a Delaware corporation (the “Company”), entered into that certain Asset Purchase Agreement by and among the Company, DB Sub, LLC, a Delaware limited liability company and an indirectly wholly owned subsidiary of the Company ("DB Sub"), and Cardlytics, Inc., a Delaware corporation ("Cardlytics"), pursuant to which the Company agreed to acquire, through DB Sub, substantially all of Cardlytics' point-of-sale data analytics, loyalty marketing, and retail media network business assets offered through the Bridg platform (the "Acquisition"). The Company will also assume certain liabilities associated with the acquired assets.

As consideration for the Acquisition, the Company expects to issue shares (the "Consideration Shares") of its common stock, par value $0.02 per share (the "Common Stock"), to Cardlytics. Based on the maximum purchase price of $30.0 million, the Company anticipates that it will issue up to a maximum of approximately 950,000 Consideration Shares, the exact number of which will be determined based on the volume weighted average price of a share of Common Stock on the New York Stock Exchange for the fifteen consecutive trading days ending on the trading day immediately prior to the closing date, representing approximately 2.3% of the outstanding shares of the Common Stock after giving effect to the issuance thereof. The precise amount of Consideration Shares to be issued will be subject to adjustment as a result of purchase price adjustments at the time of consummation of the Acquisition. It is currently expected that the Acquisition will be consummated during the first quarter of 2026 and is subject to customary closing conditions.

The sale and issuance of the Consideration Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Company has agreed to register the Consideration Shares for resale with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.
On January 26, 2026, the Company issued a press release regarding the Acquisition (the "Press Release"). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this "Current Report").

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
99.1	PAR Technology Corporation Press Release dated January 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report and the Press Release contain “forward-looking statements” within the meaning of Section 21E of the Exchange Act, Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, expectations regarding the Acquisition, including the anticipated benefits, timing, and completion of the transaction. Words such as “expect,” “will,” and similar expressions identify forward-looking statements. These forward-looking statements are based on current expectations and assumptions but are subject to risks and uncertainties that could cause actual results to differ materially. Factors that may cause such differences include: the failure to satisfy closing conditions; events, changes, or other circumstance that could lead to termination of the definitive agreement; potential litigation, challenges, or objections related to the transaction; delays, disruptions, or increased costs associated with the acquisition; obstacles to achieving the anticipated benefits of the acquisition; and other factors, risks, trends, and uncertainties detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise them, except as required by applicable securities law. Readers are cautioned not to place undue reliance on these statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date:	January 26, 2026	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial Officer)